Exhibit 10.10

DATA SHARING AGREEMENT

This Data Sharing Agreement (this “Agreement”) is entered into effective as of May 22, 2018 (the “Effective Date”), by and between Urovant Sciences GmbH, a limited liability company organized under the laws of Switzerland (“Urovant GmbH”), and Datavant, Inc., a company organized under the laws of the State of Delaware (“Datavant”). Urovant GmbH and Datavant are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, each Party is the owner of, or otherwise has the right to license, applicable Data to the other Party for the purposes set forth herein;

WHEREAS, Datavant desires to license the Urovant Data from Urovant GmbH, and Urovant GmbH is willing to license the Urovant Data to Datavant for the purposes stated in this Agreement;

WHEREAS, Urovant GmbH desires to license the Datavant Data from Datavant, and Datavant is willing to license the Datavant Data to Urovant GmbH for the purposes stated in this Agreement;

WHEREAS, Urovant GmbH expects to derive a substantial benefit from its licensing of all of the Datavant Data for use in achieving its strategic goals; and

WHEREAS, Datavant will license a limited amount of Data from Urovant GmbH that is subject to certain use limitations, transfer restrictions and confidentiality obligations under this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS

“Affiliate” means, with respect to any person, any other person, directly or indirectly through one or more intermediaries, controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise (it being understood that for purposes of this Agreement, Datavant and its subsidiaries, on the one hand, and Urovant GmbH and its subsidiaries, on the other hand, shall not be deemed to be Affiliates of one another).

“Change of Control” means (a) any consolidation or merger or amalgamation of either Party with or into any other corporation or other Person, or any other corporate reorganization or similar transaction, in which the holders of outstanding voting securities of either Party immediately prior to such consolidation, merger, amalgamation, reorganization or similar transaction hold, directly or indirectly, less than fifty percent (50%) of the outstanding voting securities of either Party or of the surviving or resulting entity (or the power to direct or cause the direction of the management and policies of the surviving or resulting entity) immediately after such consolidation, merger, reorganization or similar transaction; or (b) any transaction or series of related transactions as a result of which the holders of outstanding voting securities of either Party immediately prior to

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

such transaction or transactions hold, directly or indirectly, less than fifty percent (50%) of the outstanding voting securities of either Party (or the power to direct or cause the direction of the management and policies of either Party) immediately after such transaction or transactions.

“Competing Program” means [***].

“Data” means data and results relating to pre-clinical trials, clinical trials, drug study design, and drug study protocol, including, but not limited to, pharmacological and patient-level data. Data does not include accounting, financial, legal instruments including patents, trademarks and copyrights, licensing, consumer, marketing and employee data, and data relating to transactions.

“Datavant Data” means: (a) all Data owned and/or licensed by Datavant for which Datavant has the right to license or sublicense, and lawfully disclose, to Urovant GmbH for the purposes stated in this Agreement without violation of any contractual, regulatory or legal obligations; (b) all data offered by Datavant as part of Datavant Products made available in connection with this Agreement; (c) all derived data and data sets, in each case, derived or resulting from the use of products or services of Datavant and for which Datavant has the right to license or sublicense, and lawfully disclose, to Urovant GmbH for the purposes stated in this Agreement; and (d) all other data mutually agreed by the Parties to be provided pursuant to this Agreement. Notwithstanding the foregoing, unless otherwise approved by both parties, Datavant Data shall not include any data sets where Datavant would incur an incremental fee or expense from licensing or disclosing the data to Urovant GmbH.

“Datavant Products” means data, or other data products or data analytics products, that Datavant makes generally available to its users, customers, licensees and channel partners (e.g., resellers).

“Healthcare Products” means products, devices, compounds, drugs, substances, apparatuses, instrumentalities or equipment, in each case that may be or actually are used, marketed, promoted, sold, licensed or commercialized in the medical, health care, pharmaceutical, biosciences, genetics or life sciences fields, industries or sectors.

“Laws” means all laws, by-laws, rules regulations, orders, ordinances, protocols, codes, guidelines, instruments, policies, notices, directions and judgments or other requirements of any governmental entity whether foreign or domestic.

“Licensed Data” means, collectively, Urovant Data and Datavant Data.

“Marks” means trademarks, service marks, trade names, domain names, trade dress, logos, and similar designations and indicia of origin, whether registered or unregistered, and all applications and registrations therefore together with all goodwill arising from any of the foregoing.

“Person” means any individual, corporation, trust, estate, partnership, joint venture, company, association, governmental bureau or agency, or any other entity regardless of the type or nature thereof.

“Third Party” means any entity other than a Party or an Affiliate.

“Urovant Entities” means Urovant Sciences Ltd. and those non-public subsidiaries that, now or in the future, are wholly-owned, directly or indirectly by Urovant Sciences Ltd., including Urovant Holdings Limited, a corporation formed under the laws the United Kingdom, Urovant Sciences, Inc., a corporation formed under the laws of the State of Delaware, and Urovant Sciences GmbH, a limited liability company formed under the laws of Switzerland.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

“Urovant Data” means: (a) all Data collected as part of clinical trials or other patient-level data that is owned and/or licensed by Urovant GmbH and/or the Urovant Entities for which Urovant GmbH and/or the Urovant Entities have the right to license or sublicense, and lawfully disclose, to Datavant for the purposes stated in this Agreement without violation of any contractual, regulatory or legal obligations; and (b) all other data mutually agreed by the Parties to be provided pursuant to this Agreement.

2.	GRANT OF LICENSES

2.1	Subject to the conditions set forth in Sections 3.1, 3.2, 5 and 9, Urovant GmbH hereby grants to Datavant a royalty-free, worldwide (excluding jurisdictions prohibited by the United States government), non-exclusive, irrevocable license to the Urovant Data solely for Datavant to (a) use, reproduce, modify, translate, or analyze such Urovant Data to develop Datavant Products or (b) provide the Urovant Data to Third Parties (provided that such Third Parties do not then have a Competing Program; provided, further, that the Parties shall work in good faith to determine the conditions by which Datavant would be able to provide the Urovant Data to Third Parties, including, but not limited to, through Datavant Products, prior to any provision thereof, but only to the extent necessary to meet contractual, regulatory or legal obligations). To the extent that Urovant inadvertently provides Datavant with Personally Identifiable Information, Datavant shall not have the right to include or incorporate into any Datavant Products, or otherwise disclose, any Personally Identifiable Information that may be included in any Urovant Data.

2.2	Subject to the conditions set forth in Sections 3.1, 3.3, 5 and 9, Datavant hereby grant(s) to Urovant GmbH a royalty-free, worldwide (excluding jurisdictions prohibited by the United States government), non-exclusive, irrevocable license to use the Datavant Data and applicable Datavant Products for the following internal purposes within Urovant GmbH and the Urovant Entities:

(a)	identifying, evaluating and acquiring (regardless of whether through a merger, acquisition, license, joint venture or other business combination) Healthcare Products;

(b)	supporting the regulatory filings of Urovant GmbH and the Urovant Entities, including applications for regulatory approvals, rights of reference to any such Datavant Data and disclosures to regulatory authorities in support of any of the foregoing;

(c)	optimizing the strategies for Urovant GmbH and the Urovant Entities relating to corporate and business development, discovery, research, development, study design, study protocol, safety, efficacy, pharmacovigilance, adverse event reporting, manufacturing and quality of any Healthcare Product; and

(d)	any other purpose mutually agreed by the Parties.

2.3	Except for these rights and licenses expressly granted, no other intellectual property rights are granted or should be implied. As between the Parties, Urovant GmbH shall retain all title and ownership in the Urovant Data, and Datavant shall retain all rights and ownership in the Datavant Data and Datavant Products. Unless otherwise mutually agreed by the Parties, all data derived by Datavant from use of Urovant Data shall become part of Datavant Data and shall be licensed to Urovant GmbH pursuant to the terms of this Agreement. The Parties may share Data with each other, but only to the extent that the Data is in an anonymized or otherwise de-identified form that permits the Parties to combine the data in a commercially reasonable and legal way.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

3.	REPRESENTATIONS, WARRANTIES AND ADDITIONAL OBLIGATIONS

3.1	Mutual Representations, Warranties and Covenants.

(a)	Each Party represents and warrants to the other Party that: (i) it is qualified and registered to transact business in all locations where the performance of its obligations hereunder would require such qualification; (ii) it has and shall maintain all necessary rights, powers and authority, including all permits and licenses required, to enter into and perform this Agreement and to grant any and all rights or licenses granted or required to be granted by it under this Agreement; and (iii) the execution and performance of this Agreement by it shall not conflict with or violate any applicable Laws, rule, regulation, or governmental order and shall not breach any agreement, covenant, court order, judgment or decree to which it is a party or by which it is bound.

(b)	Each Party shall implement a data privacy, data security and compliance program compliant with applicable U.S. state, federal and International data security and privacy laws and legal requirements (“Privacy Laws”) and that is reasonably acceptable to the other Party prior to receipt of any Licensed Data from the other Party pursuant to this Agreement, and shall maintain such program for the duration of this Agreement.

(c)	Datavant agrees to license software that de-identifies patient identifiable data for purposes of compliance with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) to Urovant GmbH as a Datavant Product without charging a license fee, and Urovant GmbH agrees that it shall exclusively use such software to de-identify patient identifiable data, provided that such use satisfies Urovant GmbH’s compliance obligations under HIPAA. For clarity, neither Party is making an admission that such Party is a “covered entity” or a “business associate” as such terms are defined under 45 C.F.R. §160.103.

3.2	Urovant GmbH Covenants. Urovant GmbH shall:

(a)	use commercially reasonable efforts to share, disclose, and transfer to Datavant the Urovant Data; provided, however, that Urovant GmbH shall have no obligation to provide Urovant Data related to any clinical trial prior to completion of such clinical trial and the publication or presentation by Urovant GmbH of the data generated in connection with such clinical trial;

(b)	protect Datavant Data as Confidential Information of Datavant in accordance with Article 5 to the extent such Datavant Data constitutes Confidential Information as defined in Article 5; provided, however, that Article 5 shall not be construed to limit the license rights granted to Urovant GmbH under this Agreement; and

(c)	use commercially reasonable efforts to obtain applicable Data from the Urovant Entities and sublicense such Data to Datavant.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

3.3	Datavant Covenants. Datavant shall:

(a)	use commercially reasonable efforts to secure the right to license to Urovant GmbH, in accordance with the license rights set forth in this Agreement, all Datavant Data that is owned, licensed or controlled by, or otherwise comes into the possession of, Datavant;

(b)	use commercially reasonable efforts to share, disclose and transfer to Urovant GmbH (or its designees) the Datavant Data requested by Urovant GmbH;

(c)	provide Urovant GmbH access to any Datavant Products that are required for Urovant GmbH to use the Datavant Data for the purposes intended by Urovant GmbH, provided there is no additional cost to Datavant;

(d)	communicate to Urovant GmbH in a manner reasonably acceptable to Urovant GmbH if Datavant becomes aware of material information regarding Urovant GmbH’s clinical trial results; to the extent that Datavant becomes aware of anything material it will let Urovant GmbH know as soon as is practicable;

(e)	protect Urovant Data as Confidential Information of Urovant GmbH in accordance with Article 5 to the extent such Urovant Data constitutes Confidential Information as defined in Article 5; provided, however, that Article 5 shall not be construed to limit the license rights granted to Datavant under this Agreement.

4.	RELATIONSHIP OF THE PARTIES

The Parties are each independent contractors and not joint venturers, partners, agents, or representatives of the other. Neither Party nor its employees, subcontractors or agents shall be deemed to be agents, servants or employees of the other Party, nor shall the Parties be deemed or construed solely by this Agreement to be partners or joint venturers.

5.	CONFIDENTIAL INFORMATION

5.1	Obligations.

(a)	The Parties acknowledge that, from time to time, one Party (the “Disclosing Party”) may disclose to the other Party (the “Receiving Party”) information that is marked as “proprietary,” or “confidential,” or which would, under the circumstances, be understood by a reasonable person to be proprietary and nonpublic (“Confidential Information”). Such Confidential Information may include Personally Identifiable Information, as defined in Section 9.2, trade secrets, intellectual property and other sensitive, business information. Notwithstanding the foregoing, all Urovant Data and Datavant Data are presumed to be Confidential Information regardless of whether marked “proprietary,” or “confidential”.

(b)	The Receiving Party shall retain such Confidential Information in confidence and shall not disclose such Confidential Information with any Third Party except (i) to the extent any exceptions set forth in Section 5.2 apply, or (ii) subject to the license rights granted in this Agreement or as otherwise agreed to by the Parties in writing, and the requirement that the Third Party use the same degree of care to protect the confidentiality, integrity and availability of such Confidential Information as that required of the Parties pursuant to this Agreement.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(c)	Each Party shall comply with the terms of Section 9.2 to protect the confidentiality, integrity and availability of its own Confidential Information of like importance, and shall in no event use less than the same degree of care it uses to protect its own Confidential Information.

5.2	Exceptions. Nothing in this Agreement shall prevent the disclosure by the Receiving Party or its employees of Confidential Information that:

(a)	prior to the transmittal thereof to Receiving Party was of general public knowledge;

(b)	becomes, subsequent to the time of transmittal to Receiving Party, a matter of general public knowledge other than as a consequence of a breach by Receiving Party of any obligation under this Agreement;

(c)	is made public by a Disclosing Party;

(d)	is permitted by the Disclosing Party to be disclosed without any obligations of confidentiality and non-disclosure;

(e)	was in the possession of Receiving Party in documentary form prior to the time of disclosure thereof to Receiving Party by Disclosing Party, and is held by Receiving Party free of any obligation of confidence to Disclosing Party or any Third Party; or

(f)	is received in good faith from a Third Party having the right to disclose it, who, to the best of Receiving Party’s knowledge, did not obtain the same from Disclosing Party and who imposed no obligation of secrecy on Receiving Party with respect to such information.

However, to the extent that Confidential Information includes Personally Identifiable Information, the foregoing Exceptions shall be subject to Section 9.2.

5.3	No Unauthorized Use. The Receiving Party shall not use or exploit any Confidential Information for any purposes or activities other than those provided in this Agreement.

5.4	Legally Required Disclosures.

(a)	The Receiving Party has the right to disclose the Confidential Information of the Disclosing Party to the extent disclosure is based on the good faith written opinion of the Receiving Party’s legal counsel that disclosure is necessarily required by applicable Laws; provided, however, that the Receiving Party shall give advance written notice of such requested disclosure and legal opinion to the Disclosing Party prior to any such disclosure and shall use commercially reasonable efforts to obtain a protective order or otherwise protect the confidentiality of the Disclosing Party’s Confidential Information.

(b)	Notwithstanding the foregoing, the Disclosing Party reserves the right to obtain a protective order or otherwise protect the confidentiality of such Confidential Information.

(c)	For purposes of this Section 5.4, the Parties’ in-house counsel or law department may act as their respective legal counsel.

5.5	Notification and Mitigation. In the event of any impermissible disclosure, loss, theft, access, use or destruction of Confidential Information, the Receiving Party shall immediately notify the Disclosing Party in writing and take all steps and actions necessary to mitigate any and all potential harm or further disclosure, loss, theft, access, use or destruction of such Confidential Information.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

6.	USE OF TRADEMARKS

Each Party hereby grants a right to use the other Party’s Marks only in connection with promotional activities, provided that if the Party who owns the Marks provides the other Party with reasonable written trademark guidelines governing the use of the Marks (which guidelines may be updated by the Party from time to time with prior written notice to the other Party), the Party’s use of such Marks shall be subject to such written guidelines so provided. Notwithstanding the foregoing, each Party will comply with the other Party’s reasonable instructions and quality control requirements regarding the use of the Marks. Each Party acknowledges that any of the Marks are owned and licensed solely and exclusively by the original owning Party, and agrees to use the other Party’s such Marks only in the form and with appropriate legends as described by the owning Party. All use of the Marks and associated goodwill will inure to the benefit of the owning Party. All rights not expressly granted are reserved to the owning Party. Neither Party shall not remove, cover, or modify any proprietary rights notice or legend placed by the other Party on data used in connection with this Agreement.

7.	INDEMNIFICATION; LIMITATION OF LIABILITY

7.1	Each Party (the “Indemnifying Party”), to the maximum extent permitted by Law, shall defend, protect, indemnify and hold the other Party and its officers, employees and directors, as the case may be (“Indemnified Parties”), harmless from and against any and all losses, demands, damages (including, without limitation, special, consequential and punitive damages awarded to Third Parties), claims, liabilities, interest, awards, actions or causes of action, suits, judgments, settlements and compromises relating thereto, and all reasonable attorney’s fees and other fees and expenses in connection therewith (“Losses”) which may be incurred by an Indemnified Party, arising out of, due to, or in connection with, directly or indirectly, the Licensed Data or Marks provided by the Indemnifying Party to the other Party under this Agreement or a breach of any obligations, representations and warranties under this Agreement by the Indemnifying Party, except to the extent that such Losses are the result of the gross negligence or willful misconduct of an Indemnified Party.

7.2	IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES TO THE OTHER PARTY OR ANY OTHER PERSON NOR FOR ANY DAMAGES FOR BUSINESS INTERRUPTION OR LOSS OF PROFITS, REVENUE, OPPORTUNITY OR SALES, ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT OR THE PROVISION OR THE FAILURE TO PROVIDE THE SERVICES. EACH PARTY’S LIABILITY FOR AGGREGATE LOSSES UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, SHALL BE LIMITED TO FIVE MILLION DOLLARS ($5,000,000). NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS AND EXCLUSIONS FROM LIABILITY SET FORTH IN THIS SECTION SHALL NOT APPLY TO: (A) DAMAGES ARISING FROM A BREACH OF THE LICENSES GRANTED PURSUANT TO ARTICLE 2; (B) DAMAGES ARISING FROM A BREACH OF ARTICLE 5; AND (C) AMOUNTS PAID OR TO BE PAID TO A THIRD PARTY AS A RESULT OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS ARTICLE 7.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

8.	TERM AND TERMINATION

8.1	Term. The term of this Agreement commences on the Effective Date and shall continue for an initial term of two (2) years, and, thereafter, automatically renew for successive terms each of one (1) year, unless one Party provides written notice to the other Party at least thirty (30) days prior to the end of the then-current term. Additionally, on and after a Change of Control of either Party, both Parties will, at any time thereafter, have the right to terminate this Agreement upon at least sixty (60) days prior written notice to the other Party. Either Party has the right to terminate this Agreement in the event that the other Party commits a material breach of this Agreement that such other Party fails to cure within ninety (90) days following receipt of written notice of the breach from the first Party. This Agreement also terminates to the extent required by applicable Laws or a government or regulatory authority or upon the mutual written consent of the Parties. To the extent permitted by applicable Laws, neither Party shall be liable to the other Party for, and each Party hereby expressly waives any right to, any termination compensation or fees of any kind or character whatsoever, to which such Party may be entitled solely by virtue of termination of this Agreement; provided, however, that the foregoing shall not be construed as a waiver of rights to any damages arising out of a breach of this Agreement.

8.2	Rights and Duties on Termination. Upon termination of this Agreement for any reason:

(a)	each Party shall cease all use of the other Party’s Confidential Information (excluding Licensed Data);

(b)	each Party’s right to receive Licensed Data from the other Party shall cease;

(c)	each Party (and any of its authorized licensees) shall have the right to retain the Licensed Data in its possession prior to the date of termination and continue to exercise the license rights hereunder with respect to such Licensed Data (provided, however, that Datavant shall only have the right to use Urovant Data in connection with the provision of Datavant Products); and

(d)	Article 2 (to the extent described in Section 8.2(c)), Article 5, Article 7, the last sentence of Section 9.2, and Article 10 shall survive the termination of this Agreement for any reason.

9.	COMPLIANCE WITH LAWS

9.1	General Compliance. The Parties shall at all times strictly comply with all applicable Laws, rules, regulations, and governmental orders, now or hereafter in effect, relating to their performance of this Agreement. Each Party further agrees to make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, licenses, permits, and authorizations (collectively, “Authorizations”) required under applicable Laws, regulation, or order for such Party to perform its obligations under this Agreement. Each Party shall provide the other Party with such assistance as a Party may reasonably request in making or obtaining any such Authorizations.

9.2

Data Security and Privacy. Without limiting the generality of Section 9.1, each Party represents and warrants that (a) the license it grants pursuant to this Agreement complies with applicable Privacy Laws, (b) it shall at all relevant times comply with Privacy Laws in connection with the performance of this Agreement, including data localization and cross border transfer data security and privacy laws, and (c) it shall at all relevant times take appropriate physical, administrative, technical, legal and other safeguards, measures and controls to ensure that at all times Confidential Information (including but not limited to, Personally Identifiable Information) is collected, used,

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

shared, transferred, received, maintained, stored and otherwise processed in a secure and confidential manner, is available for its permissible use and protected from unauthorized access, disclosure, modification, damage or use. The Parties expressly agree to enter into any personal data processing, transfer or other agreements, clauses or terms that are required under Privacy Laws in connection with the performance of this Agreement, or incorporate by reference all relevant personal data transfer agreements, clauses or terms, which shall apply to the transfer of Confidential Information provided by or on behalf of Urovant GmbH. To the extent that the EU General Data Protection Regulation (“GDPR”) applies, the Parties expressly incorporate by reference the relevant provisions of GDPR Art. 28. For the purposes of this Agreement, “Personally Identifiable Information” means all information or data that directly or indirectly identifies a living natural person, or relates to an identified or identifiable living natural person. Each Party agrees to immediately notify the other Party in writing upon becoming aware of a confirmed or reasonably suspected occurrence of unauthorized access to, use of, disclosure of, modification of, or damage to Confidential Information provided in connection with this Agreement. Notwithstanding the foregoing to the contrary, Urovant GmbH will be deemed to have satisfied its obligations under clauses (b) and (c) above to the extent Roivant Sciences Inc. is providing compliance and data privacy services to Urovant GmbH.

10.	GENERAL PROVISIONS

10.1	Notices. Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement shall be in writing, including electronic mail, signed by the Party giving such notice, election, offer, acceptance, or demand and shall be delivered personally, by messenger, courier service, telecopy, first class mail, electronic mail, or similar transmission, to the Party, at its address on file with the other Party or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice, election, offer, acceptance, or demand.

10.2	Force Majeure. If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, on giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference, or delay, provided that the affected Party shall use commercially reasonable efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

10.3	Successors and Assigns. This Agreement may not be assigned or otherwise conveyed by any Party without the prior written consent of the other Party; provided, however, that such prior written consent will not be required for an assignment to an Affiliate of either Party. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors, successors in title and assigns to the extent that such assignment is permitted under this paragraph.

10.4	Entire Agreement, Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, and communications between the Parties, whether oral or written, relating to the same subject matter. No change, modification, or amendment of this Agreement shall be valid or binding on the Parties unless such change or modification shall be in writing signed by the Party or Parties against whom the same is sought to be enforced.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

10.5	Remedies Cumulative. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which the Party may be lawfully entitled.

10.6	Other Persons. Nothing in this Agreement shall be construed to prevent or prohibit a Party from providing services or data that it licenses to the other Party hereunder to any other Person or from engaging in any other business activity.

10.7	Not for the Benefit of Third Parties. This Agreement is for the exclusive benefit of the Parties to this Agreement and not for the benefit of any Third Party to the extent expressly set forth herein, and the Indemnified Parties pursuant to Section 7.1.

10.8	Further Assurances. Each Party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

10.9	No Waiver. The failure of any Party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such Party’s right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

10.10	Captions. Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

10.11	Number and Gender. Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular, and the gender of any pronoun shall include all genders.

10.12	Counterparts. This Agreement may be executed in multiple copies, each one of which shall be an original and all of which shall constitute one and the same document, binding on the Parties, and each Party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

10.13

Applicable Law; Arbitration. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of California, without regard to the provisions governing conflict of laws. Any dispute, controversy or claim between the Parties to this Agreement, including any claim arising out of, in connection with, or in relation to the interpretation, performance, breach, or termination thereof, shall be resolved exclusively and finally by confidential binding arbitration. The seat, or legal place, of arbitration shall be California. The language of the arbitration shall be English. The arbitration shall be administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with such Rules. Each Party shall select one person to act as arbitrator and the two selected shall select a third arbitrator, who shall act as president of the panel. Where there are multiple claimants or multiple respondents, the multiple claimants, jointly, and the multiple respondents, jointly, shall select the party-appointed arbitrators. Except as may be required by law, to comply with a legal duty, or to pursue a legal right, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the Parties. Nothing herein shall prevent

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

a Party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. Each Party shall consent, for purposes of provisional measures or the enforcement of any arbitral award, to the non-exclusive jurisdiction of the state and federal courts located in California, and each Party shall not assert that such courts constitute forum non-conveniens. The award shall be final and binding on the Parties. Judgment on the award may be entered in any court of competent jurisdiction.

10.14	Construction. As used in this Agreement, (a) as the context may require, words in the singular include the plural and words in the plural include the singular, (b) as the context may require, words in the masculine or neuter gender include the masculine, feminine and neuter genders, (c) all references to Sections or Articles refer to Sections or Articles of this Agreement, (d) all references to “$” or “dollars” refer to U.S. dollars, (e) whenever this Agreement refers to a number of days, that number shall refer to calendar days and (f) the terms “herein”, “hereunder”, “hereby”, “hereto” and “hereof” and terms of similar import refer to this Agreement in its entirety, and not to any particular Article, Section, paragraph or subparagraph. No provision of this Agreement will be construed in favor of, or against, any of the Parties by reason of the extent to which such Party or its counsel participated in its drafting or by reason of the extent to which this Agreement or any provision hereof is inconsistent with any prior draft hereof or thereof.

10.15	Severability. In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

10.16	Costs and Expenses. Unless otherwise provided in this Agreement, each Party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

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[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the Effective Date.

UROVANT SCIENCES GMBH		DATAVANT, INC.

Signature:	/s/ Sascha Bucher	Signature:	/s/ Travis May
By: Sascha Bucher		By: Travis May
Title: Managing Director		Title: Chief Executive Officer

[Signature Page to Data Sharing Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.